Exhibit 99.1

For Immediate Release

Contacts:

Analysts: Alvaro Ortega, Alvaro.Ortega@Avangrid.com, 207-629-7412

Media: Kimberly Harriman, Kimberly.Harriman@Avangrid.com, 203-343-4481

AVANGRID REPORTS EXCELLENT SECOND QUARTER 2022 FINANCIAL RESULTS AND REAFFIRMS 2022 EARNINGS OUTLOOK

•	2Q 2022 Net Income & Adjusted Net Income increased 88% and 46%, respectively

•	Reaffirming 2022 Earnings Outlook of $850-$920 million and $2.20-$2.38 per share

•

Implemented third year of rate plan for New York utilities. Filed rate cases in New York, a Notice of Intent to file a rate case in Maine, and reached a rate settlement with Massachusetts (MA) Attorney General

•	Commissioned Golden Hills 201 MW onshore wind farm at the end of April

Orange, CT – July 26, 2022 - Today AVANGRID, Inc. (NYSE: AGR), a leading sustainable energy company, and a member of the group of companies controlled by IBERDROLA, S.A., reported consolidated U.S. GAAP net income for the second quarter ended June 30, 2022 of $184 million, or $0.48 per share, compared to $98 million, or $0.28 per share, for the second quarter ended June 30, 2021. For the first half of 2022, consolidated net income was $629 million, or $1.63 per share, compared to $432 million, or $1.31 per share, for the first half of 2021.

On a non-U.S. GAAP adjusted basis, consolidated net income for the second quarter ended June 30, 2022 was $178 million, or $0.46 per share, compared to $122 million, or $0.35 per share, for the second quarter ended June 30, 2021. For the first half of 2022, non-U.S. GAAP adjusted net income was $628 million, or $1.62 per share, compared to $476 million, or $1.45 per share, for the first half of 2021.

Weighted average shares outstanding for the second quarter and first half of 2022 were 386.7 million, compared to 347.1 million and 328.4 million during the same periods in 2021, respectively.

“Our continued operational excellence, strong leadership, and focus on execution translated into excellent second quarter and first half financial performance,” said Pedro Azagra, chief executive officer of AVANGRID. “We are making significant investments in infrastructure, including those that will make the system more resilient against storms. Our utilities in New York recently received a well-deserved award from the Edison Electric Institute Emergency Recovery for their quick system recovery and assistance efforts following recent extreme weather event.”

“It is a very exciting time for AVANGRID and I am honored to lead the Company as we accelerate the transformation to a clean energy future. In our Networks business the rate cases we are filing this year propose important investments to update critical grid infrastructure, enhance reliability and resiliency, and deliver on each state’s clean energy commitments, contributing to economic development and job creation,” added Azagra. “In Renewables, we commissioned 201 MW in the second quarter and remain on track for an additional ~400 MW to be commissioned in 2022. We are leading the offshore wind industry in the U.S. with our three contracted projects of ~2.4 GW capacity in New England - Vineyard Wind 1, Park City Wind and Commonwealth Wind - as well as our ~2.5 GW Kitty Hawk lease area in the mid-Atlantic. The development of our portfolio alone will significantly contribute to the U.S. government’s goal to deploy 30 GW of offshore wind by 2030.”

Networks

Networks earnings for the second quarter and first half of 2022 compared to the same periods in 2021 increased, mainly benefiting from the successful execution of rate plans in New York and the impacts from a New York regulatory order providing for the recovery of customer arrearages. This favorability was partially offset by higher depreciation expense for assets placed in service and higher expenses related to rate plan commitments, net of higher labor capitalization.

Renewables

Renewables results for the second quarter benefited primarily from favorable pricing. For the first half of 2022, results improved mainly due to the gain from the restructuring of the Company’s New England offshore wind lease partnership agreement in the first quarter of 2022, and also benefited from higher mark-to-market earnings, improved pricing and production, including curtailment payments, and the contribution of new capacity, partially offset by higher depreciation expense and the first quarter 2021 benefits from Storm Uri to ERCOT pricing and thermal and asset management.

Outlook

AVANGRID is re-affirming its 2022 U.S. GAAP Net Income and non-U.S. GAAP Adjusted Net Income outlook of $850-$920 million or $2.20-$2.38 per share, based on 387 million average shares outstanding. This outlook includes the after-tax gain from the restructuring of the Company’s New England offshore wind partnership agreement.

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, restructuring charges, merger costs and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of this release.

Earnings Webcast and Investor Day

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing second quarter 2022 earnings tomorrow, Wednesday, July 27, 2022 beginning at 10:00 A.M. Eastern time. The listen-only webcast will feature a presentation from members of the executive team followed by a question and answer session. The webcast can be accessed through the Investor Relations section of AVANGRID’s website. A replay will be available for 90 days in the Investors section of the AVANGRID website.

In addition, AVANGRID will host an Investor day on Thursday, September 22, 2022 at the New York Stock Exchange in New York. AVANGRID’s executive team will present an update of AVANGRID’s long-term outlook followed by a live question and answer session. Presentation materials and webcast will be made available on the Investors’ section of the AVANGRID website. In addition, for those unable to listen to the live webcast, a replay will be available. More information on the event will be released as soon as it is available.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $40 billion in assets and operations in 24 U.S. states, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs more than 7,000 people and has been recognized by JUST Capital in 2021 and 2022 as one of the JUST 100 companies – a ranking of America’s best corporate citizens. In 2022, AVANGRID ranked second within the utility sector for its commitment to the environment and the communities it serves. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2022 for the fourth consecutive year by the Ethisphere Institute. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	the ability to recruit and retain a highly qualified and diverse workforce in the competitive labor market;

•	changes in amount, timing or ability to complete capital projects;

•

adverse developments in general market, business, economic, labor, regulatory and political conditions including, without limitation, the impacts of inflation, deflation, supply-chain interruptions and changing prices and labor costs, including the Department of Commerce’s anti-circumvention petition that could adversely impact renewable solar energy projects;

•	the impacts of climate change, fluctuations in weather patterns and extreme weather events;

•	technological developments;

•

the impact of extraordinary external events, such as any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences, including the ongoing geopolitical conflict with Russia and Ukraine;

•

the impact of any change to applicable laws and regulations, including those subject to referendums and legal challenges, affecting the ownership and operations of electric and gas utilities and renewable energy generation facilities, respectively, including, without limitation, those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•

our ability to close the proposed Merger, the anticipated timing and terms of the proposed Merger, our ability to realize the anticipated benefits of the proposed Merger and our ability to manage the risks of the proposed Merger;

•

the COVID-19 pandemic, its impact on business and economic conditions, including but not limited to impacts from consumer payment behavior and supply chain delays, and the pace of recovery from the pandemic;

•	the implementation of changes in accounting standards;

•	adverse publicity or other reputational harm; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share, adjusted EBITDA and adjusted EBITDA with Tax Credits as financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude mark-to-market earnings from changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity and costs incurred in connection with the COVID-19 pandemic, and costs incurred related to the PNMR Merger. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

We define adjusted EBITDA as adjusted net income adjusted to fully exclude the effects of net (loss) income attributable to noncontrolling interests, income tax expense (benefit), depreciation and amortization, interest expense, net of capitalization, other (income) expense and (earnings) losses from equity method investments. We further define adjusted EBITDA with tax credits as adjusted EBITDA adding back the pre-tax effect of retained Production Tax Credits (PTCs) and Investment Tax Credits (ITCs) and PTCs allocated to tax equity investors. The most directly comparable U.S. GAAP measure to adjusted EBITDA and adjusted EBITDA with tax credits is net income.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($M)	2022	2021	2022	2021
Operating Revenues	$1,794	$1,477	$3,927	$3,443

Operating Expenses
Purchased power, natural gas and fuel used	440	265	1,181	766
Operations and maintenance	693	676	1,344	1,318
Depreciation and amortization	271	250	532	497
Taxes other than income taxes	169	155	347	325

Total Operating Expenses	1,573	1,346	3,404	2,906

Operating Income	221	131	523	537

Other Income and (Expense)
Other income	9	34	20	35
Earnings (losses) from equity method investments	6	4	259	5
Interest expense, net of capitalization	(79)	(75)	(150)	(148)

Income Before Income Tax	157	94	652	429

Income tax expense (benefit)	(4)	10	64	24

Net Income	161	84	588	405

Net loss attributable to noncontrolling interests	23	14	41	27

Net Income Attributable to Avangrid, Inc.	$184	$98	$629	$432

Earnings per Common Share, Basic:	$0.48	$0.28	$1.63	$1.31
Earnings per Common Share, Diluted:	$0.48	$0.28	$1.62	$1.31
Weighted-average # of Common Shares Outstanding (M):
Basic	386.7	347.1	386.7	328.4
Diluted	387.2	347.4	387.2	328.8

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended June 30,			Six Months ended June 30,
	2022	2021	22 vs ‘21	2022	2021	22 vs ‘21
Networks	$130	$101	$28	$381	$326	$55
Renewables	73	25	48	281	133	148
Corporate*	(18)	(29)	11	(33)	(28)	(6)

GAAP Net Income	$184	$98	$86	$629	$432	$197
Adjustments:
Mark-to-market earnings - Renewables	(8)	21	(30)	(5)	41	(47)
Impact of COVID-19	(1)	9	(10)	1	15	(14)
Merger costs	2	3	(2)	2	4	(2)
Income tax impact of adjustments**	2	(9)	11	1	(16)	16

Adjusted Net Income	$178	$122	$56	$628	$476	$152

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

Income tax impact of adjustments: 2022 - $2 million and $2 million from MtM earnings and $1 million and $0 from impact of COVID-19 and $(1) million and $(1) million from merger costs for the three and six months ended June 30, 2022, respectively; 2021 - $(6) million and $(11) million from MtM earnings, $(2) million and $(4) million from impact of COVID-19 and $(1) million and $(1) million from merger costs for the three and six months ended June 30, 2021, respectively.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months ended June 30,			Six Months ended June 30,
	Adjusted 2022	Adjusted 2021	Adjusted ‘22 vs ‘21	Adjusted 2022	Adjusted 2021	Adjusted ‘22 vs ‘21
Networks	$129	$108	$21	$382	$337	$45
Renewables	66	41	26	277	164	113
Corporate*	(17)	(26)	9	(32)	(25)	(7)

Adjusted Net Income	$178	$122	$56	$628	$476	$152

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended June 30,			Six Months ended June 30,
	2022	2021	22 vs ‘21	2022	2021	22 vs ‘21
Networks	$0.34	$0.29	$0.04	$0.99	$0.99	$(0.01)
Renewables	0.19	0.07	0.12	0.73	0.41	0.32
Corporate*	(0.05)	(0.08)	0.04	(0.09)	(0.08)	—

GAAP Earnings Per Share	$0.48	$0.28	$0.19	$1.63	$1.31	$0.31
Adjustments:
Mark-to-market earnings - Renewables	(0.02)	0.06	(0.08)	(0.01)	0.13	(0.14)
Impact of COVID-19	—	0.03	(0.03)	—	0.05	(0.04)
Merger costs	—	0.01	(0.01)	0.01	0.01	(0.01)
Income tax impact of adjustments**	0.01	(0.03)	0.03	—	(0.05)	0.05

Adjusted Earnings Per Share	$0.46	$0.35	$0.11	$1.62	$1.45	$0.17

Weighted-avg # of Shares (M):	386.7	347.1		386.7	328.4

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2022: EPS Income tax impact of adjustments: $0.01 and $0 from mark-to-market (MtM) earnings - Renewables, and $0 and $0 from impact of COVID-19 - Networks, and $0 and $0 from merger costs - Corporate for the three and six months ended June 30, 2022, respectively; 2021: EPS Income tax impact of adjustments: ($0.01) and ($0.03) from mark-to-market (MtM) earnings - Renewables, and ($0.02) and ($0.02) from impact of COVID-19 - Networks, and $0 and $0 from merger costs - Corporate for the three and six months ended June 30, 2021, respectively.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended June 30,			Six Months ended June 30,
	Adjusted 2022	Adjusted 2021	Adjusted ‘22 vs ‘21	Adjusted 2022	Adjusted 2021	Adjusted ‘22 vs ‘21
Networks	$0.33	$0.31	$0.02	$0.99	$1.03	$(0.04)
Renewables	0.17	0.12	0.05	0.72	0.50	0.22
Corporate*	(0.04)	(0.08)	0.03	(0.08)	(0.08)	(0.01)

Adjusted Earnings Per Share	$0.46	$0.35	$0.11	$1.62	$1.45	$0.17

Weighted-avg # of Shares (M):	386.7	347.1		386.7	328.4

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations